Exhibit 10.4
FORM OF
DEFERRED STOCK UNIT AWARD AGREEMENT
FOR THE NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM
UNDER THE DIAMONDROCK HOSPITALITY COMPANY
2004 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

Number of DSUs Granted:

Grant Date:

1. Award. Pursuant to the DiamondRock Hospitality Company 2004 Stock Option and Incentive Plan, as amended and restated on February 27, 2007 and as further amended on April 28, 2010 (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants to the Grantee named above the number of Deferred Stock Units (“DSUs”) specified above. This Award represents a promise to pay to the Grantee at a future date, subject to the restrictions and conditions set forth herein and in the Plan, a number of shares of common stock, par value $0.01 per share (the “Stock”) of the Company equal to the number of DSUs. The DSUs are being granted in accordance with the terms of the Company’s Non-Employee Directors’ Deferred Compensation Program, effective April 28, 2010 (the “Program”).
2. Restrictions and Conditions. The DSUs are subject to restrictions as set forth herein, in the Program and in the Plan.
3. Vesting of DSUs. The DSUs granted hereunder shall be fully vested on the Grant Date.
4. Timing and Form of Payout. The DSUs will be paid to the Grantee in the form of shares of Stock at the time and in the manner specified in the Program.
5. Voting Rights and Dividends. Until such time as the DSUs are paid out in shares of Stock, the Grantee shall not have voting rights. However, all dividends and other distributions paid with respect to the shares of Stock covered by the DSUs shall accrue and shall be converted to additional DSUs as specified in the Program.
6. Change in Control. In the event of a Change in Control of the Company prior to the payout of shares of Stock, all DSUs shall be treated as specified in the Program.
7. Beneficiary Designation. The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8. Continuation of Service as Director. This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Grantee’s service at any time.
9. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Program and the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Program, unless a different meaning is specified herein.
10. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
11. Notices. Notices hereunder shall be mailed or delivered as specified in the Program.

DiamondRock Hospitality Company
By:
Title: _______________________________
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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